SENECA INDEPENDENCE PIPELINE COMPANY
                                INCOME STATEMENT

                                THREE MONTHS ENDED
                                   DECEMBER 1997
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Operating Income                         -
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Operating Expense                        -
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Operating Income / (Loss)                -
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Other Income
  Other Interest                       $43
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Other Deductions
  Interest Expense - Intercompany       43
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Net Income / (Loss)
Before Income Taxes                      -
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Income Taxes
  Federal                                -
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  State                                  -
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 Net Income / (Loss)                     -
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